                           NUVEEN FLOATING RATE FUND

                   ESTABLISHMENT AND DESIGNATION OF CLASSES


     The undersigned, being the sole Trustee of Nuveen Floating Rate Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 1 and 2 of Article IV of the Amended and Restated Declaration of Trust dated July 16, 1999 (the "Declaration"), does hereby divide the Shares of the Trust, and any series which may be created in the future, into four Classes of Shares effective as of the date hereof, as follows:

     1. The four Classes of Shares are designated "Class A Shares", "Class B Shares", "Class C Shares" and "Class R Shares".

     2. Class A Shares, Class B Shares, Class C Shares and Class R Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

     3. The number of Shares of each Class designated hereby shall be unlimited.

     4. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class R Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class R Shares, the price, terms and manner of share repurchase of Class A Shares, Class B Shares, Class C Shares and Class R Shares, any conversion or exchange feature or privilege of the Class A Shares, Class B Shares, Class C Shares and Class R Shares, and the relative dividend rights of the holders of Class A Shares, Class B Shares, Class C Shares and Class R Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust (or any series thereof) contained in the Trust's registration statement under the Securities Act of 1933, as amended (the "Prospectus").

     5. Each of the Class A Shares, Class B Shares, Class C Shares and Class R Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the "1940 Act").

     6. As to any matter on which shareholders are entitled to vote, Class A Shares, Class B Shares, Class C Shares and Class R Shares of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 4 of Article IX of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

     7. The designation of Class A Shares, Class B Shares, Class C Shares and Class R Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

     8. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.

     IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this instrument as of this 16th day of July, 1999.


                                        /s/ Timothy R. Schwertfeger
                                        ---------------------------
                                           Timothy R. Schwertfeger,
                                            as Trustee
                                           333 West Wacker Drive
                                           Chicago, Illinois  60606



STATE OF ILLINOlS  )
                   ) SS.
COUNTY OF COOK     )

     Then personally appeared the above-named person who is known to me to be Trustee of the Trust whose name and signature is affixed to the foregoing Designation of Classes and who acknowledged the same to be his free act and deed, before me this 16th day of July, 1999.


OFFICIAL SEAL                                /s/ Karen L. Healy
KAREN L. HEALY                               Notary Public
Notary Public, State of Illinois             My Commission Expires:12/30/99
My Commission Expires 12/30/99